UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2024

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117
(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, Anthony R. Corpora stepped down as the chief executive officer and a board member of US Lighting Group, Inc. (“USLG” or the “company”). Mr. Corpora joined the company in 2021 and helped us transition from a commercial LED lighting and electronics manufacturer into an innovative composite manufacturer utilizing advanced fiberglass technologies in growth sectors such as high-end recreational vehicles, prefabricated off-grid houses, and high-performance powerboats. Notable milestones under Mr. Corpora’s leadership include driving revenues to over $3.6 million for 2023, primarily from sales of fiberglass campers marketed under our Cortes Campers brand. Mr. Corpora has decided to pursue other opportunities utilizing the leadership skills he has honed during his tenure at USLG. Our board and management team thank him for his contributions and wish him the best of luck in his future endeavors.

At this time the company has not identified a new CEO and is in the process of conducting a search and will announce any additions to our executive team or board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated May 31, 2024	/s/ Michael A. Coates
By Michael A. Coates
Chief Financial Officer

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